CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Putnam ETF Trust of our report dated November 19, 2025, relating to the financial statements and financial highlights, which appears in Putnam California Tax Exempt Income Fund’s Annual Report on Form N-CSR for the year ended September 30, 2025. We also consent to the references to us under the headings “Financial highlights”, “FINANCIAL STATEMENTS” and “Auditor” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
January 22, 2026